Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report on The China-U.S. Growth Fund dated December 14, 2007 in this Registration Statement of The China-U.S. Growth Fund (Form N-1A No. 811-21308).

ERNST & YOUNG LLP

New York, New York

February 22, 2008